Exhibit 32.1

LASERSIGHT INCORPORATED

Certification of Chief Executive Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

          Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of LaserSight Incorporated (the “Company”) does hereby certify that:

1. The Quarterly Report on Form 10-QSB of the Company for quarter ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2006	/s/ Danghui (“David”) Liu

Danghui (“David”) Liu
Chief Executive Officer

     The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended.

     A signed original of this written statement required by Section 1350, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 1350, has been provided to LaserSight Incorporated and will be retained LaserSight Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.